Exhibit 99.6

FORM OF PROXY CARD — SHAREHOLDERS ONLY

TUDOU HOLDINGS LIMITED

FOR USE AT THE ANNUAL GENERAL MEETING (“AGM”)

TO BE HELD ON       , 2012 (OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

For use at the AGM (or at any postponement or adjournment thereof) of the holders of ordinary shares of $0.0001 each in the capital of Tudou Holdings Limited (the “Company”)

I/We(1),

being the registered holder(s) of ordinary shares of $0.0001 each in the capital of the Company, HEREBY APPOINT the chairman of the AGM or(2)

as my/our proxy to attend and act for me/us and on my/our behalf at the AGM (or at any postponement or adjournment thereof) to be held at                                                         , People’s Republic of China at                      a.m. (local time) on                  , 2012 for the purpose of considering and, if thought fit, passing and approving the resolutions referred to in the Notice convening the AGM dated                      , 2012, and at such AGM (or at any postponement or adjournment thereof) to vote for me/us and in my/our name(s) in respect of the following resolutions in the following manner:

	For(3)	Against(3)	Abstain(3)

1.

As a special resolution, THAT (1) the agreement and plan of merger (the “Merger Agreement”), dated March 11, 2012, by and among the Company, Youku Inc. (“Youku”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, and Two Merger Sub Inc. (“Merger Sub”), an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Youku,, (2) the plan of merger by and among the Company, Youku and Merger Sub (the “Plan of Merger”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), and (3) the Merger be and hereby are authorized and approved.

	☐	☐	☐

2.

As an ordinary resolution, THAT, Messrs. Gary Wei Wang, Hany Nada, David M. Hand, Ted Tak-Tai Lee and Conor Chia-hung Yang be and hereby are re-elected as the directors of the Company (the “Re-election of Directors”).

	☐	☐	☐

3.

As an ordinary resolution, THAT, in the event that there are insufficient proxies received at the time of the AGM to authorize and approve the Merger Agreement, the Plan of Merger and the Merger or approve the Re-election of Directors proposed at the AGM, the chairman of the AGM be instructed to adjourn the AGM in order to allow the Company to solicit additional proxies in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Merger and the approval of the Re-election of Directors.

	☐	☐	☐

For a copy of the proxy statement of the Company concerning the proposed Merger to be voted upon at the AGM, please see the registration statement on Form F-4 of Youku, which includes a proxy statement of the Company (the “Proxy Statement”) on the U.S. Securities and Exchange Commission website at www.sec.gov. The Merger Agreement is in the form attached as Appendix A to the Proxy Statement, which will be produced and made available for inspection at the AGM. A physical copy of the Proxy Statement can be mailed to you without charge upon written request to Michael Fu, Investor Relations Director, Tudou Holdings Limited, by

telephone at (+86 21) 5170-2375 or by email at mfu@tudou.com. The Company’s annual report on Form 20-F for the year ended December 31, 2011 may also be obtained from the SEC website or upon request to us as set forth above.

In order to be valid, this form of proxy together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof, must be returned in the enclosed return envelope as soon as possible but in any event so that it is received by the Company as soon as possible and in any event not later than                  a.m. on                     , 2012 (New York City time). In default this form of proxy shall not be treated as valid, provided always that the chairman of the AGM may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. Completion and delivery of this form of proxy will not preclude you from attending the AGM and voting in person at the AGM if you so wish, but in the event of your attending the AGM and voting at the AGM after having lodged this form of proxy, this form of proxy will be deemed to have been revoked.

Dated this        day of                      2012

Signature(s)(4)

Notes:

(1)                                  Full name(s) and addresses to be inserted in BLOCK CAPITALS.

(2)                                  If no name is inserted, a shareholder is deemed to have nominated the chairman of the AGM as proxy. If any proxy other than the chairman of the AGM is preferred, please strike out the words “the chairman of the AGM or” and insert the name and address of your proxy desired in the space provided. You are entitled to appoint one or more proxies (who must be an individual) to attend and vote in your stead. Your proxy need not be a member of the Company but must attend the AGM in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALED BY THE PERSON(S) WHO SIGN(S) IT.

(3)                                  The board of directors of the Company recommends you vote FOR the proposals. IMPORTANT: IF YOU WISH TO VOTE IN FAVOR OF THE PROPOSALS, TICK THE BOX MARKED “For.” IF YOU WISH TO VOTE AGAINST THE PROPOSALS, TICK THE BOX MARKED “Against.” IF YOU WISH TO ABSTAIN FROM VOTING IN RELATION TO THE PROPOSALS, TICK THE BOX MARKED “Abstain.” Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have discretion to vote as they determine. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the AGM or any postponement or adjournment thereof.

(4)                                  This form of proxy must be signed by you or your duly authorized attorney in writing or, in the case of a corporation, either under its common seal or under the hand of an officer, attorney or other person duly authorized. If a corporation or partnership, please set out the full corporate or partnership name and the full title of any authorized person signing on the corporation or partnership’s behalf. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Joint owners should each sign personally. Where there are joint registered holders of any share(s) in the Company, any one of such joint holders may vote at the AGM, either personally, or by proxy, in respect of such share(s) as if he were solely entitled thereto; but if more than one of such joint holders are present at the AGM, either personally or by proxy, the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members of the Company.